    As filed with the Securities and Exchange Commission on February 29, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                               TEXAS                                                             76-0306721
           (State or other jurisdiction of incorporation                                      (I.R.S. Employer
                          or organization)                                                   Identification No.)

                    5151 SAN FELIPE, 22ND FLOOR
                           HOUSTON, TEXAS                                                           77056
              (Address of Principal Executive Officer)                                           (Zip Code)

         ENTEVO CORPORATION SECOND AMENDED AND RESTATED 1997 STOCK PLAN
          (AS AMENDED AND ASSUMED BY BINDVIEW DEVELOPMENT CORPORATION);
                ENTEVO CORPORATION 1998 INDIAN STOCK OPTION PLAN
          (AS AMENDED AND ASSUMED BY BINDVIEW DEVELOPMENT CORPORATION);
                            (Full title of the plans)

                          -----------------------------

                               SCOTT R. PLANTOWSKY
                             CHIEF FINANCIAL OFFICER
                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 22ND FLOOR
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                  713/561-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS77010-3095
                                 (713) 651-5151
                         ATTENTION: ROBERT F. GRAY, JR.

                          -----------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    TITLE OF SECURITIES                                     PROPOSED MAXIMUM              PROPOSED MAXIMUM              AMOUNT OF
     TO BE REGISTERED        AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share                 231,914 shares(2)                $38.25                      $8,870,711                  $2,342
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on February 25, 2000, as reported by The Nadsaq Stock Market, Inc.
(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. Annual Report on Form 10-K of BindView Development Corporation, a Texas corporation (the "Registrant"), for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on February 23, 1999;

         2. Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1999, filed with the Commission on May 17, 1999;

         3. Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1999, filed with the Commission on July 28, 1999;

         4. Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended September 30, 1999, filed with the Commission on November 15, 1999;

         5. Current Report on Form 8-K of the Registrant, filed with the Commission on February 22, 1999;

         6. Current Report on Form 8-K of the Registrant, filed with the Commission on March 16, 1999, as amended May 7, 1999;

         7. Current Report on Form 8-K of the Registrant, filed with the Commission on February 23, 2000; and

         8. The description of the Registrant's Common Stock, no par value per share, contained in the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-52883), originally filed with the Commission on May 15, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act ("Article 2.02-1") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

         The Registrant's Bylaws further provide for indemnification of directors and officers against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

         The Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages for an act or omission committed in the director's capacity as a director, except to the extent a director is found liable for (i) a breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         The Registrant's Articles of Incorporation further limit a director's liability if the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute is hereafter amended to authorize the further elimination or limitation of the liability of the directors of the Registrant. If such applicable statute does hereafter eliminate or limit a director's liability, then the liability of a director of the Registrant shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Registrant provided by the Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1  -  Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg.
                 No. 333-52883), filed with the Commission on May 15, 1998).

         4.2  -  Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                 Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on
                 May 15, 1998).

         4.3  -  Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the
                 Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the
                 Commission on May 15, 1998).

         4.4  -  Entevo Corporation Second Amended and Restated 1997 Stock Plan (as amended and assumed by BindView Development Corporation).

         4.5  -  Entevo Corporation 1998 Indian Stock Option Plan (as amended and assumed by BindView
                 Development Corporation).

         5.1  -  Opinion of Fulbright & Jaworski L.L.P.

         23.1 -  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

         23.2 -  Consent of Kost, Forer and Gabbay, Certified Public Accountants (Israel), A Member of
                 Ernst and Young International.

         23.3 -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration
                 Statement).

         24.1 -  Powers of Attorney (contained on page II-4).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on February 28, 2000.


                                           BINDVIEW DEVELOPMENT CORPORATION

                                                 /s/ RICHARD P. GARDNER
                                           -------------------------------------
                                                    Richard P. Gardner
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Gardner and Scott R. Plantowsky his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                  Date
---------                                                        -----                                  ----
/s/ RICHARD P. GARDNER                           President and Chief Executive Officer            February 28, 2000
----------------------------------------                      and Director
Richard P. Gardner                                   (Principal Executive Officer)

/s/ ERIC J. PULASKI                                      Chairman of the Board                    February 28, 2000
----------------------------------------
Eric J. Pulaski

/s/ SCOTT R. PLANTOWSKY                                Director, Vice President                   February 28, 2000
----------------------------------------              and Chief Financial Officer
Scott R. Plantowsky                          (Principal Financial and Accounting Officer)

                                                               Director                           February 28, 2000
----------------------------------------
Peter L. Bloom

                                                               Director                           February 28, 2000
----------------------------------------
John J. Moores

/s/ LELAND PUTTERMAN                                           Director                           February 28, 2000
----------------------------------------
Leland Putterman

                                                               Director                           February 28, 2000
----------------------------------------
Richard A. Hosley II

                                 EXHIBIT INDEX

Exhibit
Number     Description
-------    -----------
 4.1    -  Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg.
           No. 333-52883), filed with the Commission on May 15, 1998).

 4.2    -  Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
           Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on
           May 15, 1998).

 4.3    -  Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the
           Registrant's Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the
           Commission on May 15, 1998).

 4.4    -  Entevo Corporation Second Amended and Restated 1997 Stock Plan (as amended and assumed by BindView Development Corporation).

 4.5    -  Entevo Corporation 1998 Indian Stock Option Plan (as amended and assumed by BindView
           Development Corporation).

 5.1    -  Opinion of Fulbright & Jaworski L.L.P.

23.1    -  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2    -  Consent of Kost, Forer and Gabbay, Certified Public Accountants (Israel), A Member of
           Ernst and Young International.

23.3    -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration
           Statement).

24.1    -  Powers of Attorney (contained on page II-4).